UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 3, 2017
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BROADRIDGE FINANCIAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)
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001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

5 Dakota Drive
Lake Success, New York 11042
(Address of principal executive offices)
Registrant’s telephone number, including area code: (516) 472-5400

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 3, 2017, the Board of Directors of Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) accepted the resignation of Richard J. Daly as President of the Company, effective as of the close of business on September 1, 2017. Mr. Daly will continue in his roles as Chief Executive Officer and a Director of the Company.

(c) In addition, on August 3, 2017, the Broadridge Board of Directors appointed Timothy C. Gokey as President of the Company, which appointment is effective as of the close of business on September 1, 2017. Mr. Gokey will also continue in his role as Chief Operating Officer of the Company. Mr. Gokey is 56 years old, and has served as the Company’s Chief Operating Officer since 2012. Mr. Gokey served as the Company’s Senior Vice President, Chief Corporate Development Officer upon joining the Company in 2010 through 2012. Prior to joining Broadridge, Mr. Gokey was President of the Retail Tax business at H&R Block, a position he held for six years, and had spent 13 years at the consulting firm McKinsey and Company.

Item 9.01.	Financial Statements and Exhibits

Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated August 3, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 3, 2017

BROADRIDGE FINANCIAL SOLUTIONS, INC. By: /s/ Adam D. Amsterdam Name: Adam D. Amsterdam Title: General Counsel